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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549



FORM 8-K



Pursuant to Section 13 or 15(d) of the Securities and Exchange
Act of 1934


Date of Report (Date of earliest event reported): December 12,
1997



Exact name of registrant as specified in its charter: T. ROWE
PRICE REALTY INCOME FUND IV, AMERICA'S SALES-COMMISSION-FREE REAL
ESTATE LIMITED PARTNERSHIP


State or other Jurisdiction of Incorporation or Organization:
Maryland

I.R.S. Employer Identification No.:95-4147931

Commission File Number: 0-17636

Address of principal executive offices:  100 East Pratt Street,
Baltimore, Maryland  21202

Registrant's telephone number, including area code: 1-800-638-5660


Former name of former address, if changes since last report:
Not Applicable











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 PART II - OTHER INFORMATION

 Item 5. OTHER INFORMATION

    On December 12, 1997, the Fund distributed its net assets aggregating $6,468,643 in the form of a final liquidating distribution. The Fund will be dissolved prior to the end of 1997.


    All other items are omitted because they are not applicable or the answers are none.

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has daily caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          T. ROWE PRICE REALTY INCOME FUND IV,
                          AMERICA'S SALES-COMMISSION-FREE REAL
                          ESTATE LIMITED PARTNERSHIP

                          By:  T. Rowe Price Realty Income
                               Fund IV Management, Inc., as
                               General Partner



                          By:  /s/Lucy B. Robins
                               Lucy B. Robins
                               Vice President

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